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                                                                    EXHIBIT 23.9

              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                         701 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 2004

        ONE FINANCIAL CENTER                     TELEPHONE: 202/434-7300
     BOSTON, MASSACHUSETTS 02111                    FAX: 202/434-7400
       TELEPHONE: 617/542-6000                        TELEX: 753689

          FAX: 617/542-2241

           FRANK W. LLOYD                   DIRECT DIAL NUMBER: 202/434-7309


                                                             April 25, 1996

Continental Cablevision, Inc.
The Pilot House, Lewis Wharf
Boston, Massachusetts 02110

Ladies and Gentlemen:

  We have acted as special counsel for Continental Cablevision, Inc. (the "Company") in connection with the registration on Form S-4 under the Securities Act of 1933, as amended, of the securities identified therein (the "Registration Statement").

  We hereby consent to the reference to our firm under the heading "Experts" in the Prospectus forming a part of the Registration Statement, and to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                        Sincerely,

                             Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


                             By:                /s/  Frank W. Lloyd
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